Exhibit 99.1

August 1, 2014

Gentlemen/Ladies:

The undersigned parties acknowledge and agree:

(a) that due to unforeseen and increased difficulties in completing their due diligence obligations in connection with the transaction(s) described in that set of documents, including (i) that certain Stock and Trademark Purchase and Assignment Agreement, entered into as of May 13, 2014 by and among Livewire Ergogenics, Inc., a Nevada corporation ("Livewire"), Apple Rush Company, a Texas corporation ("Apple Rush") and Robert Corr, Sharon Corr, and Brandon Corr; they will postpone the Closing to a date not later than August 31, 2014.

(b) Apple Rush recently has retained new accounting and auditing professionals who require additional time to review the financial statements and agreements...

(c) This letter agreement is not intended to cancel, terminate, rescind or revoke the Agreements as provided in Paragraph 4(e) ofthe Stock and Trademark Purchase and Assignment Agreement. Nor does it constituteawaiver oftheright ofanyparty toexercisetheprovisions ofParagraph4(e) ifappropriate.

Apple Rush Company.
a Texas corporation

By:	/s/ David A. Torgerud
David A. Torgerud, President

Approved and Agreed to:

Livewire Ergogenics, Inc.
a Nevada corporation

By:	/s/ Bill Hodson
Bill Hodson, CEO

Robert J. Corr,
an individual

By:	Robert J. Corr
Robert J. Corr

Brandon B. Corr,
an individual

By:	/s/ Brandon B, Corr
Brandon Corr

Sharon S. Corr,
an individual

By:	/s/ Sharon S. Corr
Sharon S. Corr

Rush Beverage Company,
an Illinois corporation

By:	/s/ Robert J. Corr
Robert J. Corr, President

Corr Brands, Inc.,
an Illinois corporation

By:	/s/ Brandon B. Corr
Brandon B. Corr, President